                      THIRD AMENDMENT TO CREDIT AGREEMENT
                      -----------------------------------


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of May 12, 2000 (this "Amendment"), is among APCOA/STANDARD PARKING, INC., a Delaware corporation (the "Company"), the Lenders set forth on the signature pages hereof (collectively, the "Lenders") and BANK ONE, NA, as agent for the Lenders (in such capacity, the "Agent").

                                   RECITALS
                                   --------

          A. The Company, the Guarantors, the Agent and the Lenders are parties to a Credit Agreement dated as of March 30, 1998 (as clarified by letter agreement dated March 30, 1999, amended by a First Amendment to Credit Agreement dated as of November 12, 1999, the "Credit Agreement") and further amended by a Second Amendment to Credit Agreement dated as of March 30, 2000.

          B. The Company desires to amend the Credit Agreement, and the Agent and the Lenders are willing to do so in accordance with the terms hereof.

                                     TERMS
                                     -----

          In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

          ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in
Article III hereof, the Credit Agreement shall be amended as follows:

          1.1 The definition of "Change of Control" in Section 1. 1 shall be amended by adding after the words "free and clear of any Lien" in subclause (B) of clause (vi) the words: "other than any Lien in favor of Christiania Bank og Kreditkasse ASA, New York Branch or any successor thereto or assignee thereof".

          1.2 The following definitions are hereby added to Section 1.1 in appropriate alphabetical order:

               "Third Amendment" shall mean the Third Amendment to this Agreement dated as of May 12, 2000.

               "Third Amendment Effective Date" shall mean the date of the Third Amendment.



          ARTICLE II. REPRESENTATIONS AND AGREEMENTS. The Company represents and warrants to, and agrees with, the Agent and the Lenders that:

          2.1 The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and are not in contravention of any statute, law or regulation known to it or of any terms of its Articles of Incorporation or By-laws, or of any material agreement or undertaking to which it is a party or by which it is bound.

          2.2 This Amendment is the legal, valid and binding obligations of the Company and each Guarantor enforceable against each in accordance with the respective terms thereof.

          2.3 After giving effect to the amendments contained herein, the representations and warranties contained in Article IV of the Credit Agreement are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

          2.4 After giving effect to the amendments contained herein, no Event of Default or Unmatured Default exists or has occurred and is continuing on the date hereof.

          ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date hereof when each of the following conditions is satisfied or waived by the Lenders:

          3.1 The Company, the Guarantors and the Required Lenders shall have signed this Amendment.

          3.2 The Company and the Guarantors shall have delivered such resolutions, officer's certificates and legal opinions as the Agent may request.

          3.3 The Company and the Guarantors and Firstar Bank shall have executed such agreements satisfactory to the Agent pursuant to which the Agent is granted a first priority security interest in all bank accounts of the Company and the Guarantors and such other rights with respect thereto as required by the Agent.

          3.4 The Company shall have delivered to the Agent such other documents and satisfied such other conditions, if any, as requested by the Agent.

          ARTICLE IV. MISCELLANEOUS.

          4.1 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

          4.2 The Company agrees to pay and to save the Agent harmless for the payment of all reasonable documented costs and expenses arising in connection with this Amendment, including the reasonable documented fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

          4.3 The Company and each Guarantor acknowledge and agree that, to the best of their knowledge, the Agent and the Lenders have fully performed all of their obligations under all documents executed in connection with the Credit Agreement. The Company and each Guarantor represent and warrant that they are not aware of any claims or causes of action against the Agent or any Lender.

          4.4 The Lenders and the Agent waive any Event of Default caused by the occurrence of a Change of Control resulting from the existence prior to the Third Amendment Effective Date of the Lien in favor of Christiania Bank og Kreditkasse ASA, New York Branch referred to in Section 1.1.

          4.5 Except as expressly amended hereby, the Company and each Guarantor agree that the Credit Agreement, the Notes, the Security Documents and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Agent or any Lender are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they are not aware of any set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective as originals.

          IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.


                               APCOA/STANDARD PARKING, INC.

                               By:
                                  ------------------------------

                               Its:
                                   -----------------------------


                               BANK ONE, NA, as a Lender and as Agent, formerly known as The First National Bank of Chicago



                               By:
                                  --------------------------------

                               Its:
                                   -------------------------------



                               LASALLE BANK NATIONAL ASSOCIATION



                               By:
                                  --------------------------------

                               Its:
                                   -------------------------------

                             CONSENT AND AGREEMENT
                             ---------------------


          As of the date and year first above written, each of the undersigned hereby:

     (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated hereby and agrees to all terms and provisions of the above Amendment applicable to it;

     (b) agrees that each Guaranty and all other agreements executed by any of the undersigned in connection with the Credit Agreement or otherwise in favor of the Agent or the Lenders (collectively, the "Security Documents") are hereby ratified and confirmed and shall remain in full force and effect, and each of the undersigned acknowledges that it has no setoff, counterclaim or defense with respect to any Security Document;

     (c) acknowledges that its consent and agreement hereto is a condition to the Banks' obligation under this Amendment and it is in its interest and to its financial benefit to execute this consent and agreement.



                               A-1 AUTO PARK, INC.

                               By:
                                  --------------------------------
                                   Name:
                                   Title:


                               AP HOLDINGS, INC.

                               By:
                                  --------------------------------
                                   Name:
                                   Title:

                                  APCOA CAPITAL CORPORATION

                                  By:
                                     -----------------------------
                                     Name:
                                     Title:

                                  APCOA-HAWAII, INC.

                                  By:
                                     -----------------------------
                                     Name:
                                     Title:


                                  EVENTS PARKING CO., INC.

                                  By:
                                     -----------------------------
                                     Name:
                                     Title:


                                  HAWAII PARKING MAINTENANCE, INC.

                                  By:
                                     -----------------------------
                                     Name:
                                     Title:


                                  METROPOLITAN PARKING SYSTEM, INC.

                                  By:
                                     -----------------------------
                                     Name:
                                     Title:


                                  SENTINEL PARKING CO. OF OHIO, INC.

                                  By:
                                     -----------------------------
                                     Name:
                                     Title:


                                  TOWER PARKING, INC.

                                  By:
                                     -----------------------------
                                     Name:
                                     Title:

                                  STANDARD AUTO PARK, INC.

                                  By:
                                     -----------------------------
                                     Name:
                                     Title:

                                  STANDARD PARKING CORPORATION

                                  By:
                                     -----------------------------
                                     Name:
                                     Title:

                                  APCOA LASALLE PARKING, LLC

                                  By: APCOA/Standard Parking Inc.
                                      as Manager

                                        By:
                                           -----------------------
                                           Name:
                                           Title:

                                  S & S PARKING, INC.

                                  By:
                                     -----------------------------
                                     Name:
                                     Title:

                                  STANDARD PARKING CORPORATION, IL

                                  By:
                                     -----------------------------
                                     Name:
                                     Title:

                                  CENTURY PARKING, INC.

                                  By:
                                     -----------------------------
                                     Name:
                                     Title:

                                  SENTRY PARKING CORPORATION

                                  By:
                                     -----------------------------
                                     Name:
                                     Title:

                                  VIRGINIA PARKING SERVICES, INC.

                                  By:
                                     -----------------------------
                                     Name:
                                     Title: